Exhibit 99.1

Ichor Holdings, Ltd. Announces Second Quarter 2020 Financial Results

FREMONT, Calif., August 3, 2020–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems for semiconductor capital equipment, today announced second quarter 2020 financial results.

Highlights for the second quarter of 2020:

•	Revenues of $222 million, up 59% year-over-year and our fifth consecutive quarter of revenue growth;
•	Net earnings of $0.30 per diluted share on a GAAP basis and $0.54 on a non-GAAP basis; and
•	For the first half of 2020, revenues increased 59% and earnings per share, on a GAAP and non-GAAP basis, increased by over 120% compared to the first half of 2019.

“In light of the constraints placed on our global operations and supply chain as a result of COVID‑19, we are very pleased to report sequential increases in our quarterly revenues, gross margin, operating margin, and earnings per share for the second quarter,” commented Jeff Andreson, chief executive officer of Ichor. “Our foremost priority is to ensure the health and safety of our employees and their families, and our performance in the second quarter is testament to the dedication, commitment, and ingenuity of our workforce in delivering exceptional service to our customers during this unprecedented and challenging time. Our operational capabilities have largely recovered from the significant constraints experienced earlier this year, but we remain vigilant in continuing to take all appropriate actions to protect our people and safely maintain business operations globally.” Mr. Andreson concluded, “Our continued market share gains are evident in our year-to-date revenue growth, which is significantly greater than the rate of growth for the overall industry. At the same time, our year-over-year growth in earnings per share for the first half of 2020 is more than double the rate of our revenue growth, demonstrating strong operational performance and continued execution toward our stated objective to grow earnings faster than revenues.”

	Q2 2020	Q1 2020	Q2 2019
	(dollars in thousands, except per share amounts)
U.S. GAAP Financial Results:
Net sales	$221,564	$220,028	$139,195
Gross profit percent	13.2%	13.1%	14.0%
Operating income percent	4.2%	2.5%	2.2%
Net income	$6,811	$3,399	$336
Diluted EPS	$0.30	$0.15	$0.01

	Q2 2020	Q1 2020	Q2 2019
	(dollars in thousands, except per share amounts)
Non-GAAP Financial Results:
Net sales	$221,564	$220,028	$139,195
Gross profit percent	14.0%	13.8%	14.2%
Operating income percent	7.5%	7.2%	5.9%
Adjusted net income	$12,569	$12,058	$5,118
Diluted EPS	$0.54	$0.52	$0.23

U.S. GAAP Financial Results Overview

For the second quarter of 2020, revenue was $221.6 million, net income was $6.8 million, and net income per diluted share (“diluted EPS”) was $0.30. This compares to revenue of $220.0 million and $139.2 million, net income of $3.4 million and $0.3 million, and diluted EPS of $0.15 and $0.01, for the first quarter of 2020 and second quarter of 2019, respectively.

Non-GAAP Financial Results Overview

For the second quarter of 2020, non-GAAP net income was $12.6 million and non-GAAP diluted EPS was $0.54. This compares to non-GAAP net income of $12.1 million and $5.1 million, and non-GAAP diluted EPS of $0.52 and $0.23, for the first quarter of 2020 and second quarter of 2019, respectively.

Third Quarter 2020 Financial Outlook

For the third quarter of 2020, we expect revenue to be in the range of $210 million to $240 million. We expect GAAP diluted EPS to be in the range of $0.27 to $0.48 and non-GAAP diluted EPS to be in the range of $0.50 to $0.70.

This outlook for non‑GAAP diluted EPS excludes known charges related to amortization of intangible assets, share‑based compensation expense, tax adjustments related to these non-GAAP adjustments, and non-recurring charges known at the time of providing this outlook. This outlook for non-GAAP diluted EPS excludes any items that are unknown at this time, such as non-recurring tax-related items or other unusual items which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

COVID-19 Pandemic and Market Conditions Update

The COVID‑19 pandemic and related economic repercussions have created, and are expected to continue to create, significant volatility, uncertainty, and turmoil in our industry. While we are currently not subject to any site-wide government shutdowns, “social distancing” guidelines are resulting, and will continue to result in, reduced factory capacity. In addition, an increase in direct costs within our factories associated with employee personal protective equipment (“PPE”), facility cleaning and layout changes, together with increases in logistics costs and employee labor costs, as well as other operating inefficiencies have resulted in, and may continue to result in, lower revenues and operating margins. The extent and duration of these impacts cannot be specifically quantified given the dynamic nature and breadth of the pandemic’s impact on our operations and that of our customers and suppliers.

Balance Sheet and Cash Flow Results

We ended the second quarter of 2020 with cash of $57.0 million, an increase of $15.4 million from the end of the prior quarter, and a decrease of $3.6 million from December 27, 2019. The increase from the end of the prior quarter was primarily due to net proceeds from our credit facilities of $22.8 million, partially offset by capital expenditures of $3.2 million and cash used in operating activities of $4.1 million. The decrease from December 27, 2019 was primarily due to cash used in operating activities of $25.2 million and capital expenditures of $5.7 million, partially offset by net proceeds from our credit facilities of $25.6 million and net proceeds from the issuance of shares under our share-based compensation plans of $1.6 million.

Our cash used in operating activities of $25.2 million for the six months ended June 26, 2020 consisted of net income of $10.2 million and net non-cash charges of $17.5 million, offset by an increase in our net operating assets and liabilities of $52.9 million. Net non-cash charges primarily consisted of depreciation and amortization of $11.7 million and share-based compensation of $5.0 million. The increase in our net operating assets and liabilities was primarily due to an increase in inventories of $22.2 million, an increase in accounts receivable of $20.0 million, and a decrease of accounts payable of $13.7 million. The increase in inventories was primarily due to an increase in purchases to support increased volume, and the increase in accounts receivable was primarily due to increased sales volume during the quarter compared to the fourth quarter of 2019, as well as the timing of second quarter sales being heavily back-end weighted.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release also contains non-GAAP financial results, including non-GAAP gross profit, non‑GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, and free cash flow. Management uses these non-GAAP metrics to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. Non-GAAP gross profit, operating income, and net income are defined as: gross profit, operating income, or net income excluding (1) amortization of intangible assets, share-based compensation expense, and non-recurring expenses, including contract settlement losses and facility shutdown costs, to the extent they are present in gross profit, operating income, and net income; and (2) the tax impacts associated with our non-GAAP adjustments, as well as non-recurring discrete tax items. Non-GAAP diluted EPS is defined as non-GAAP net income divided by weighted average diluted ordinary shares outstanding during the period. Free cash flow is defined as cash provided by operating activities, less capital expenditures. Tables showing these metrics on a GAAP and non-GAAP basis, with reconciliation footnotes thereto, are included at the end of this press release.

Non-GAAP results have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for our results reported under GAAP. Other companies may calculate non-GAAP results differently or may use other measures to evaluate their performance, both of which could reduce the usefulness of our non-GAAP results as a tool for comparison.

Because of these limitations, you should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results and you should not infer from our presentation of non-GAAP results that our future results will not be affected by these expenses or any unusual or non-recurring items.

Conference Call

We will conduct a conference call to discuss our second quarter 2020 results and business outlook on August 3, 2020, at 1:30 p.m. PDT.

To listen to a live webcast of the call, please visit our investor relations website at ir.ichorsystems.com, or go to the live link at webcasts.eqs.com/ichorholdings20200803. To listen via telephone, please call (877) 407‑0989 (domestic) or +1 (201) 389‑0921 (international), conference ID: 13706824.

After the call, an on-demand replay will be available at the same webcast link.

About Ichor

We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment. Our product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also manufacture precision-machined components, weldments, and proprietary products for use in fluid delivery systems for direct sales to our customers, as well as certain components for internal use in fluid delivery systems and for direct sales to our customers. This vertically-integrated portion of our business is primarily focused on metal and plastic parts that are used in gas and chemical systems, respectively. We are headquartered in Fremont, CA. ichorsystems.com.

We use a 52- or 53-week fiscal year ending on the last Friday in December. The three months ended June 26, 2020, March 27, 2020, and June 28, 2019 were all 13 weeks. References to the first and second quarter of 2020 and the second quarter of 2019 relate to the three-month periods then ended.

Safe Harbor Statement

Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "guidance," "expects," "intends," "projects," "plans," "believes," "estimates," "targets," "anticipates," “look forward,” and similar expressions are used to identify these forward-looking statements.

Examples of forward-looking statements include, but are not limited to, statements regarding financial results for our third fiscal quarter of 2020, statements regarding the impacts of the COVID-19 pandemic, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including: (1) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (2) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (3) negotiating leverage held by our customers, (4) competitiveness and rapid evolution of the industries in which we participate, (5) risks associated with weakness in the global economy and geopolitical instability, (6) keeping pace with developments in the industries we serve and with technological innovation generally, (7) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (8) managing our manufacturing and procurement process effectively, (9) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, (10)  dependence on a limited number of suppliers, and (11) the impact of the COVID‑19 pandemic, any related or unrelated public health threat or fear of such event on economic activity, us and our customers, suppliers, employees, and other business relations, including, but not limited to, demand for our products, workforce availability, and costs to manufacture our products. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the "Risk Factors" section of our Annual Report on Form 10‑K filed with the SEC on March 6, 2020, and subsequent filings with the SEC.

All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in our expectations, future events or developments, or otherwise, except as required by law.

Contact:

Larry Sparks, CFO 510-897-5200

Claire McAdams, IR & Strategic Initiatives 530-265-9899

IR@ichorsystems.com

Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.

Consolidated Balance Sheets

(dollars in thousands, except per share amounts)

(unaudited)

	June 26, 2020	December 27, 2019
Assets
Current assets:
Cash	$56,969	$60,612
Accounts receivable, net	104,859	84,849
Inventories, net	149,190	127,037
Prepaid expenses and other current assets	6,371	4,449
Total current assets	317,389	276,947
Property and equipment, net	45,631	44,541
Operating lease right-of-use assets	12,019	14,198
Other noncurrent assets	1,116	1,094
Deferred tax assets, net	4,354	4,738
Intangible assets, net	45,357	52,027
Goodwill	173,010	173,010
Total assets	$598,876	$566,555
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$118,278	$131,578
Accrued liabilities	15,974	12,814
Other current liabilities	6,996	5,233
Current portion of long-term debt	8,750	8,750
Current portion of lease liabilities	5,359	5,492
Total current liabilities	155,357	163,867
Long-term debt, less current portion, net	195,413	169,304
Lease liabilities, less current portion	7,038	9,081
Deferred tax liabilities	210	210
Other non-current liabilities	2,668	2,677
Total liabilities	360,686	345,139
Shareholders’ equity:
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; zero shares issued and outstanding)	—	—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 22,868,999 and 22,618,708 shares outstanding, respectively; 27,306,438 and 27,056,147 shares issued, respectively)	2	2
Additional paid in capital	248,882	242,318
Treasury shares at cost (4,437,439 shares)	(91,578)	(91,578)
Retained earnings	80,884	70,674
Total shareholders’ equity	238,190	221,416
Total liabilities and shareholders’ equity	$598,876	$566,555

ICHOR HOLDINGS, LTD.

Consolidated Statement of Operations

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Six Months Ended
	June 26, 2020	March 27, 2020	June 28, 2019	June 26, 2020	June 28, 2019
Net sales	$221,564	$220,028	$139,195	$441,592	$277,026
Cost of sales	192,302	191,254	119,662	383,556	237,270
Gross profit	29,262	28,774	19,533	58,036	39,756
Operating expenses:
Research and development	3,509	3,322	2,634	6,831	5,025
Selling, general, and administrative	13,113	16,618	10,685	29,731	22,443
Amortization of intangible assets	3,336	3,334	3,202	6,670	6,339
Total operating expenses	19,958	23,274	16,521	43,232	33,807
Operating income	9,304	5,500	3,012	14,804	5,949
Interest expense	2,302	2,374	2,762	4,676	5,530
Other expense (income), net	2	(31)	7	(29)	31
Income before income taxes	7,000	3,157	243	10,157	388
Income tax expense (benefit)	189	(242)	(93)	(53)	(1,466)
Net income	$6,811	$3,399	$336	$10,210	$1,854
Net income per share:
Basic	$0.30	$0.15	$0.02	$0.45	$0.08
Diluted	$0.30	$0.15	$0.01	$0.44	$0.08
Shares used to compute net income per share:
Basic	22,836,400	22,737,163	22,395,308	22,786,782	22,332,568
Diluted	23,066,976	23,181,127	22,663,053	23,099,946	22,596,412

ICHOR HOLDINGS, LTD.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	June 26, 2020	March 27, 2020	June 28, 2019	June 26, 2020	June 28, 2019
Cash flows from operating activities:
Net income	$6,811	$3,399	$336	$10,210	$1,854
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	5,925	5,737	5,250	11,662	10,460
Share-based compensation	2,141	2,865	1,475	5,006	2,805
Deferred income taxes	(338)	722	(175)	384	(172)
Amortization of debt issuance costs	241	243	242	484	454
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(17,286)	(2,724)	12,326	(20,010)	(1,284)
Inventories, net	(5,469)	(16,684)	5,698	(22,153)	12,633
Prepaid expenses and other assets	1,431	(868)	1,701	563	3,058
Accounts payable	(1,337)	(12,380)	(5,071)	(13,717)	(4,176)
Accrued liabilities	3,706	(568)	1,288	3,138	(706)
Other liabilities	28	(778)	(1,987)	(750)	(4,266)
Net cash provided by (used in) operating activities	(4,147)	(21,036)	21,083	(25,183)	20,660
Cash flows from investing activities:
Capital expenditures	(3,195)	(2,470)	(1,335)	(5,665)	(6,117)
Cash paid for intangible assets	—	—	(8,147)	—	(8,147)
Net cash used in investing activities	(3,195)	(2,470)	(9,482)	(5,665)	(14,264)
Cash flows from financing activities:
Issuance of ordinary shares under share-based compensation plans	308	2,658	495	2,966	2,562
Employees' taxes paid upon vesting of restricted share units	(393)	(993)	(63)	(1,386)	(174)
Repurchase of ordinary shares	—	—	—	—	(1,599)
Borrowings on revolving credit facility	25,000	5,000	—	30,000	5,000
Repayments on revolving credit facility	—	—	—	—	(8,000)
Repayments on term loan	(2,187)	(2,188)	(2,188)	(4,375)	(6,563)
Net cash provided by (used in) financing activities	22,728	4,477	(1,756)	27,205	(8,774)
Net increase (decrease) in cash	15,386	(19,029)	9,845	(3,643)	(2,378)
Cash at beginning of period	41,583	60,612	31,611	60,612	43,834
Cash at end of period	$56,969	$41,583	$41,456	$56,969	$41,456
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$2,104	$2,136	$2,500	$4,240	$5,755
Cash paid during the period for taxes, net of refunds	$—	$34	$1,517	$34	$1,624
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$1,191	$652	$1,170	$1,191	$1,170
Right-of-use assets obtained in exchange for new operating lease liabilities	$—	$328	$566	$328	$566

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Gross Profit to Non-GAAP Gross Profit

(dollars in thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	June 26, 2020	March 27, 2020	June 28, 2019	June 26, 2020	June 28, 2019
U.S. GAAP gross profit	$29,262	$28,774	$19,533	$58,036	$39,756
Non-GAAP adjustments:
Share-based compensation	239	196	181	435	323
Other non-recurring expense, net (1)	—	—	26	—	129
Contract settlement loss (2)	—	1,386	—	1,386	—
Facility shutdown costs (3)	1,475	—	—	1,475	—
Non-GAAP gross profit	$30,976	$30,356	$19,740	$61,332	$40,208
U.S. GAAP gross margin	13.2%	13.1%	14.0%	13.1%	14.4%
Non-GAAP gross margin	14.0%	13.8%	14.2%	13.9%	14.5%

(1)	Included in this amount for all periods presented are costs associated with restructuring and transitioning key leadership roles.
(2)	During the first quarter of 2020, we reached a mutual settlement with the counterparty of a contract dispute and, accordingly, recorded a $1.4 million contract settlement loss to cost of sales.
(3)

During the second quarter of 2020, we announced the closure of our manufacturing facility in Union City, California, which we expect to complete by the end of our 2020 fiscal year. Included in this amount are inventory write-off costs of $1.3 million and severance costs of $0.2 million associated with the affected employees.

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Operating Income to Non-GAAP Operating Income

(dollars in thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	June 26, 2020	March 27, 2020	June 28, 2019	June 26, 2020	June 28, 2019
U.S. GAAP operating income	$9,304	$5,500	$3,012	$14,804	$5,949
Non-GAAP adjustments:
Amortization of intangible assets	3,336	3,334	3,202	6,670	6,339
Share-based compensation	2,141	2,865	1,475	5,006	2,805
Other non-recurring expense, net (1)	195	2,690	496	2,885	1,847
Contract settlement loss (2)	—	1,386	—	1,386	—
Facility shutdown costs (3)	1,536	—	—	1,536	—
Non-GAAP operating income	$16,512	$15,775	$8,185	$32,287	$16,940
U.S. GAAP operating margin	4.2%	2.5%	2.2%	3.4%	2.1%
Non-GAAP operating margin	7.5%	7.2%	5.9%	7.3%	6.1%

(1)

Included in this amount for the first and second quarter of 2020 are (i) a $1.8 million bonus payment to our former CEO in connection with his transition to executive chairman, (ii) acquisition-related expenses, comprised primarily of expense associated with a two-year retention agreement between the Company and key management personnel of IAN (the “IAN retention agreement”), which we acquired in April 2018, and (iii) non-capitalizable costs incurred in connection with our implementation of a new ERP system and a Sarbanes-Oxley (“SOX”) compliance program.

Included in this amount for the second quarter of 2019 are (i) acquisition-related expenses, comprised primarily of expense associated with a two year retention agreement between the Company and key management personnel of IAN, which we acquired in April 2018 and (ii) costs associated with restructuring and transitioning key leadership roles.

Included in this amount for the six months ended June 28, 2019 are (i) acquisition-related expenses, comprised primarily of a charge to expense from the extinguishment of an indemnification asset related to our acquisition of Cal‑Weld in 2017 and expense associated with a two year retention agreement between the Company and key management personnel of IAN, (ii) costs incurred in connection with reorganizing our key personnel and leadership, and (iii) costs incurred with implementing a new ERP system.

(2)	During the first quarter of 2020, we reached a mutual settlement with the counterparty of a contract dispute and, accordingly, recorded a $1.4 million contract settlement loss to cost of sales.
(3)

During the second quarter of 2020, we announced the closure of our manufacturing facility in Union City, California, which we expect to complete by the end of our 2020 fiscal year. Included in this amount are inventory write-off costs of $1.3 million and severance costs of $0.2 million associated with the affected employees.

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Six Months Ended
	June 26, 2020	March 27, 2020	June 28, 2019	June 26, 2020	June 28, 2019
U.S. GAAP net income	$6,811	$3,399	$336	$10,210	$1,854
Non-GAAP adjustments:
Amortization of intangible assets	3,336	3,334	3,202	6,670	6,339
Share-based compensation	2,141	2,865	1,475	5,006	2,805
Other non-recurring expense, net (1)	195	2,690	496	2,885	1,847
Contract settlement loss (2)	—	1,386	—	1,386	—
Facility shutdown costs (3)	1,536	—	—	1,536	—
Tax adjustments related to non-GAAP adjustments (4)	(1,450)	(1,616)	(391)	(3,066)	(2,176)
Non-GAAP net income	$12,569	$12,058	$5,118	$24,627	$10,669
U.S. GAAP diluted EPS	$0.30	$0.15	$0.01	$0.44	$0.08
Non-GAAP diluted EPS	$0.54	$0.52	$0.23	$1.07	$0.47
Shares used to compute diluted EPS	23,066,976	23,181,127	22,663,053	23,099,946	22,596,412

(1)	See footnote 1 on preceding table.
(2)	During the first quarter of 2020, we reached a mutual settlement with the counterparty of a contract dispute and, accordingly, recorded a $1.4 million contract settlement loss to cost of sales.
(3)

During the second quarter of 2020, we announced the closure of our manufacturing facility in Union City, California, which we expect to complete by the end of our 2020 fiscal year. Included in this amount are inventory write-off costs of $1.3 million and severance costs of $0.2 million associated with the affected employees.

(4)

Adjusts U.S. GAAP income tax benefit for impact of our non-GAAP adjustments, as defined, including the impacts of excluding share-based compensation, amortization of intangible assets, and other non-recurring expenses. This adjustment also excludes the impact of non-recurring discrete tax items.

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Net Cash Provided by Operating Activities to Free Cash Flow

(in thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	June 26, 2020	March 27, 2020	June 28, 2019	June 26, 2020	June 28, 2019
Net cash provided by (used in) operating activities	$(4,147)	$(21,036)	$21,083	$(25,183)	$20,660
Capital expenditures	(3,195)	(2,470)	(1,335)	(5,665)	(6,117)
Free cash flow	$(7,342)	$(23,506)	$19,748	$(30,848)	$14,543